UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment #3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

eOn Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

185 Martinvale Lane San Jose, CA	95119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-694-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 1, 2009, eOn Communications Corporation (“eOn”) acquired Cortelco Systems Holding Corp. (“Cortelco”) for up to $11,000,000 in cash. Cortelco merged with a newly formed wholly-owned subsidiary of eOn and is now a wholly-owned subsidiary of eOn.

In exchange for all the outstanding shares of Cortelco stock, Cortelco shareholders received an initial aggregate payment of $500,000. All subsequent payments will be made to Cortelco stockholders quarterly in an amount based upon Cortelco’s quarterly earnings after closing, less $25,000 quarterly distributions made to eOn until eOn has received $500,000. Contingent primarily upon the level of Cortelco earnings after closing, all Cortelco stockholders are eligible to receive quarterly payments in cash until the full $11,000,000 consideration has been paid. This obligation is evidenced by a Contingent Note executed by Cortelco Systems Holding, LLC and eOn Communications Corporation on April 1, 2009, a copy of which is attached as an exhibit to this 8-K.

The terms and conditions of the acquisition are set forth in the Definitive Amended and Restated Agreement and Plan of Merger to acquire Cortelco Systems Holding Corp. dated December 12, 2008 incorporated herein by reference to Exhibit 2.1 to eOn’s Form 8-K filed with the SEC on December 18, 2008.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits:

Exhibit Number	Description of Exhibit

2.1	Definitive Amended and Restated Agreement and Plan of Merger to acquire Cortelco Systems Holding Corp. dated December 12, 2008, incorporated herein by reference to Exhibit 2.1 to eOn’s Form 8-K filed with the SEC on December 18, 2008.

10.1	Cortelco Systems Holding, LLC, eOn Communications Corporation Contingent Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010 EON COMMUNICATIONS CORPORATION

By:	/s/ Lee M. Bowling
Lee M. Bowling Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Definitive Amended and Restated Agreement and Plan of Merger to acquire Cortelco Systems Holding Corp. dated December 12, 2008, incorporation herein by reference to Exhibit 2.1 to eOn’s Form 8-K filed with the SEC on December 18, 2008.

10.1	Cortelco Systems Holding, LLC, eOn Communications Corporation Contingent Note